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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           -------------------------

                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 July 7, 2000
                        -----------------------------
                           Date of Report (Date of
                           earliest event reported)


                           ONYX SOFTWARE CORPORATION
           --------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

          Washington                     0-25361               91-1629814
-------------------------------  ------------------------  --------------------
  (State or Other Jurisdiction     (Commission File No.)      (IRS Employer
       of Incorporation)                                    Identification No.)

      3180 139/th/ Avenue SE, Suite 500, Bellevue, Washington  98005-4091
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                          (Zip Code)

                                (425) 451-8060
--------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

                                      None
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.   Other Events

     In a Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 15, 1999, Onyx Software Corporation announced the acquisition of Market Solutions Limited, a corporation formed under the laws of England, pursuant to a Sale and Purchase Agreement dated as of October 1, 1999, by and among Onyx and the shareholders of Market Solutions. Pursuant to the terms of the original Sale and Purchase Agreement, at closing Onyx paid $5 million in cash and issued approximately $1 million (66,024 shares) of common stock in exchange for all the outstanding capital stock of Market Solutions. Onyx also agreed to issue up to an additional $3.6 million in common stock on October 1, 2000 and up to an additional $4.32 million in common stock on October 1, 2001, depending on Market Solutions' attainment of certain revenue and profitability targets in each of the first two years following the acquisition (the "Earnout Payments").

     Onyx's management team has elected to amend the sale and purchase agreement to better align the financial incentives of the U.K. management team with the strategic and financial objectives of Onyx as a whole. As a result, on July 7, 2000, Onyx and the stockholders of Market Solutions agreed to remove the revenue and profitability conditions to the Earnout Payments. Onyx will therefore make the full amount of the Earnout Payments according to the original schedule described above and the number of shares of Onyx common stock to be issued in satisfaction of the Earnout Payments will be determined based on the average of the closing prices of Onyx common stock on each of the three trading days prior to each issuance.

     In addition, pursuant to the original sale and purchase agreement, two of the Market Solutions shareholders who received 64,188 of the shares of Onyx common stock agreed not to sell or otherwise transfer more than 5% of their shares of Onyx common stock in any thirty-day period without Onyx's consent. Pursuant to the amendments, the parties agreed to change the terms of this restriction to provide that the shareholders may not sell more than 50% of the their shares of Onyx common stock in any three-month period.

     The original sale and purchase agreement and the amendments thereto are filed as exhibits to this report and are incorporated herein by reference. This summary of the original sale and purchase agreement and the amendments thereto is not complete, and you should refer to the exhibits for copies of the actual agreements.
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

2.1 Sale and Purchase Agreement dated as of October 1, 1999, by and among Onyx Software Corporation and the shareholders of Market Solutions Limited (incorporated by reference to exhibit 2.1 to the registrant's Current Report on Form 8-K (file no. 0-25361), filed on October 15, 1999).

2.2 Amendments to Sale and Purchase Agreement dated July 7, 2000, by and among Onyx Software Corporation and the shareholders of Market Solutions Limited (filed herewith).
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ONYX SOFTWARE CORPORATION



Dated: July 17, 2000                 By  /s/ Amy Kelleran
                                         --------------------------------------
                                     Name: Amy Kelleran
                                     Its: Interim Chief Financial Officer and
                                     Treasurer


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                                 EXHIBIT INDEX


Exhibit Number     Description
--------------     -----------

      2.1 Sale and Purchase Agreement dated as of October 1, 1999, by and among Onyx Software Corporation and the shareholders of Market Solutions Limited (incorporated by reference to exhibit 2.1 to the registrant's Current Report on Form 8-K (file no. 0-25361), filed on October 15, 1999).

      2.2 Amendments to Sale and Purchase Agreement dated July 7, 2000, by and among Onyx Software Corporation and the shareholders of Market Solutions Limited (filed herewith).